                                                                                                                      News Release
FOR IMMEDIATE RELEASE:

CONTACT:        Sandra K. Vollman
                Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

                                                U.S. CAN REPORTS SECOND QUARTER RESULTS

Lombard,  IL,  August 2, 2004 - U.S. Can reported net sales of $211.8  million for its second  quarter  ended July 4, 2004  compared to
$210.3  million for the  corresponding  period of 2003, a 0.7%  increase.  For the quarter,  volumes  increased in the  Company's  U.S.
Aerosol and Paint,  Plastic & General Line  business  segments  while  volumes  declined in the  Company's  International  and Custom
& Specialty  businesses.  For the first six months of 2004,  net sales  increased  to $425.2  million  from  $409.2  million for the same period in 2003 primarily due to volume increases in the U.S.  Aerosol and Paint,  Plastic & General Line business  segments,  partially offset by sales decreases in the Custom & Specialty business segment.  The Company experienced  favorable foreign currency  translation impacts on sales made in Europe in both the quarter and year to date periods.

For the second  quarter,  U.S. Can reported gross income of $22.3 million (10.5% to sales),  compared to $24.7 million (11.7% to sales)
in 2003.  For the six months ended July 4, 2004 gross income  decreased to $44.7 million  (10.5% to sales) from $46.1 million (11.3% to sales) for the first six months of 2003.  Gross profit margin was negatively  impacted by increased raw material costs  associated with steel surcharges.  In accordance with the terms of the majority of the Company's  customer  agreements,  steel surcharge cost increases were passed  through to customers  during the second  quarter of 2004.  Due to the timing of the  implementation  of the selling  price increases  versus the cost increases,  the Company did not recover all of the cost increases for the year to date period.  Gross income was also reduced due to  accelerated  depreciation  related to  production  lines to be idled and the overhead  absorption  impact of a volume  decrease in the  Company's  Custom & Specialty  segment.  The  negative  impacts on the gross income were  partially  offset by improved performance in the Company's International segment due to cost reduction programs and other operational efficiencies.

During the first half of 2004, the Company  recorded  special  charges of $1.5 million.  The Company  recorded a special charge of $1.0 million in the second  quarter of 2004 and $0.5 million in the first quarter of 2004 related to position  elimination  costs in Europe.
The position  eliminations were part of an early retirement program in one European facility and headcount  reductions  associated with the Company's German product line profitability review.

Selling,  general and  administrative  expenses for the second  quarter were $10.6 million or 5.0% of sales compared to $8.7 million or
4.1% of sales in the  second  quarter of 2003.  Selling,  general  and  administrative  expenses  for the first six months of 2004 were
$20.6  million or 4.8% of sales  compared to $18.3  million or 4.5% of sales for the first half of 2003.  The increase is primarily due to $1.2  million  recorded in the second  quarter of 2004 for  severance  payments to be made over time to the  Company's  former Chief
Executive Officer and the negative impact of the translation of expenses incurred in foreign currencies to U.S. dollars.

Interest  expense in the second  quarter of 2004  decreased  $0.5  million  versus the same period of 2003 to $12.7  million.  Interest expense in the first half of 2004  decreased  $0.9 million  versus the first half of 2003 to $25.4  million.  The decrease is primarily due to the expiration of the Company's  interest rate protection  agreements in the fourth quarter of 2003,  partially offset by higher average interest rates due to the issuance of the 10 7/8% Senior Secured Notes in July 2003.

The  Company  entered  into a new Credit  Agreement  among  U.S.  Can  Corporation,  United  States Can  Company  and  Various  Lending
Institutions  with Deutsche Bank Trust Company Americas as Administrative  Agent,  dated as of June 21, 2004 ("Credit  Facility").  The
Credit  Facility  provides for aggregate  borrowings of $315.0  million  consisting of a $250.0 million Term B loan and a $65.0 million
Revolving  Credit  Facility.  The Company  used the $250.0  million  initial  Term B proceeds to repay in full all amounts  outstanding under the Company's  former  Senior  Secured  Credit  Facility and a secured term loan of $16.5  million,  secured by a mortgage on the
Company's Merthyr Tydfil, U.K facility.

Bank  financing  fees for the second  quarter  were $1.2 million as compared to $1.0  million for the second  quarter of 2003.  For the first half of 2004,  bank financing  fees were $2.6 million  compared to $2.0 million for the same period in 2003. The increase in bank financing  fees is due to the  amortization  of deferred  financing  fees  related to the 10 7/8% Senior  Secured  Note  offering.  The
Company also  recorded a loss from early  extinguishment  of debt of $5.5 million  associated  with the  termination  of the  Company's former Credit Facility (Senior Secured Credit Facility).  The loss represents the unamortized  deferred  financing costs related to the
Senior Secured Credit Facility.

The Company  recorded an income tax benefit of $1.9  million for the second  quarter of 2004 versus  income tax expense of $2.3 million for the second quarter of 2003.  For the first half of 2004,  the Company  recorded an income tax benefit of $1.6 million versus income tax  expense  of $2.9  million  for the  first  half of 2003.  The  income  tax  benefit  relates  primarily  to the loss on the  early extinguishment  of debt.  During the fourth quarter of 2002, the Company  recorded a valuation  allowance as it could not conclude that it is "more  likely  than not" that all of the  deferred  tax assets of certain  of its  foreign  operations  will be  realized  in the foreseeable  future.  Accordingly,  the  Company  has not  recorded  income tax  benefits  related to the 2004 and 2003 losses of those operations.

The net loss before  preferred  stock  dividends  was $6.7  million for the quarter  ended July 4, 2004  compared to a net loss of $1.0 million for the quarter ended June 29, 2003. The net loss before  preferred stock  dividends on a year-to-date  basis for 2004 was $9.2 million compared to $5.0 million for the same period of 2003.

At July 4, 2004, the Company did not have any borrowings  outstanding  under its $65.0 million revolving loan portion of its new Credit
Facility.  Letters of Credit of $12.9 million were outstanding  securing the Company's  obligations  under various  insurance  programs and other contractual agreements.  In addition, the Company had $10.1 million of cash and cash equivalents at quarter end.

The Company has paid  approximately  $5.3 million of fees and expenses  related to the new Credit  Facility  through July 4, 2004,  and expects to incur  approximately  $0.9  million of  additional  fees and  expenses.  These fees will be  amortized  over the life of the applicable borrowings.

Earnings before interest, taxes, depreciation,  amortization,  special charges relating to our restructurings and certain other charges and  expenses,  as defined  under the terms of our new Credit  Facility  ("Credit  Facility  EBITDA") was $22.8  million for the second quarter of 2004 versus $24.0 million for the second quarter of 2003.  Year-to-date  Credit  Facility EBITDA was $45.0 million for 2004, an increase of $1.0 million  versus the same period of 2003. The Company  considers  Credit  Facility  EBITDA to be a useful measure of its current  financial  performance  and its ability to incur and service debt. In addition,  Credit  Facility EBITDA is a measure used to determine the  Company's  compliance  with its Credit  Facility.  The most  directly  comparable  GAAP  financial  measure to Credit
Facility EBITDA is net loss from  operations  before  preferred stock  dividends.  Below is a quantitative  reconciliation  of the loss from operations before preferred stock dividends to Credit Facility EBITDA.

                                                         2nd Quarter                         YTD
                                                ------------------------------- ------------------------------
                                                     2004          2003(a)           2004         2003(a)
                                                ------------------------------- ------------------------------
                                                                        (in millions)

Net Loss Before Preferred Stock   Dividends      $        (6.7) $        (1.0)   $  (9.2)    $    (5.0)

Plus:  Income Tax Provision (Benefit)                     (1.9)           2.3       (1.6)          2.9

Plus:  Interest Expense                                   12.7           13.2       25.4          26.2

Plus:  Bank Financing Fees                                 1.2            1.0        2.6           2.0

Plus:  Loss from Early Extinguishment of Debt              5.5             -         5.5            -

Plus:  Depreciation and Amortization                       9.6            8.2       19.4          16.3

Plus:  Special Charges                                     1.0            0.6       1.5            1.6

Plus:  Severance Payments to Former CEO                    1.2             -        1.2            -

Plus:  Other Add-backs as Specified in Lending
Agreement                                          0.2           (0.3)      0.2            -
                                                ------------------------------- ------------------------------

Credit Facility EBITDA                           $        22.8   $       24.0     $45.0     $     44.0
                                                =============================== ==============================

(a) 2003 Credit  Facility  EBITDA numbers were  calculated  under the Company's  former Senior Secured Credit
     Facility  agreement and have not been  restated.  The Company's 2003 EBITDA numbers would not materially change if calculated under the Company's new Credit Facility.

In July 2004,  subsequent  to the end of the  second  quarter,  the  Company  decided to phase out  operations  at its New  Castle,  PA lithography  facility  with  completion  expected  during the fourth  quarter of 2004.  The Company will record  restructuring  charges related to the closure of the facility,  primarily  employee  severance and facility  shutdown  costs,  in the second half of the year, which we do not expect to be material.

U.S. Can  Corporation is a leading  manufacturer of steel  containers for personal care,  household,  automotive,  paint and industrial products in the United States and Europe, as well as plastic containers in the United States and food cans in Europe.

Certain  statements in this release  constitute  "forward-looking  statements"  within the meaning of the Federal securities laws. Such statements  involve  known  and  unknown  risks  and  uncertainties  which  may cause the  Company's  actual  results,  performance  or achievements to be materially  different than future  results,  performance or  achievements  expressed or implied in this release.  By way of example and not limitation and in no particular  order,  known risks and  uncertainties  include  general  economic and business conditions;  the  Company's  substantial  debt and  ability  to  generate  sufficient  cash flows to service  its debt;  the  Company's compliance with the financial covenants  contained in its various debt agreements;  changes in market conditions or product demand; the level of cost  reduction  achieved  through  restructuring  and  capital  expenditure  programs;  changes  in raw  material  costs  and availability;  downward selling price movements;  currency and interest rate  fluctuations;  increases in the Company's  leverage;  the
Company's ability to effectively  integrate  acquisitions;  changes in the Company's business strategy or development plans; the timing and cost of plant  closures;  the  success of new  technology;  and  increases  in the cost of  compliance  with laws and  regulations,
including  environmental  laws  and  regulations.  In  light  of  these  and  other  risks  and  uncertainties,   the  inclusion  of  a
forward-looking  statement  in this  release  should not be  regarded  as a  representation  by the  Company  that any future  results, performance or achievements will be attained.

                                                                 # # #
                                                        http://www.uscanco.com
                                                        ----------------------

                                                    U.S. CAN CORPORATION
                                                  STATEMENT OF OPERATIONS
                                                        (Unaudited)
                                                   (Dollars in Thousands)

                                                      For the Three Months Ended             For the Six Months Ended
                                                -----------------------------------------------------------------------------
                                                    July 4,2004        June 29,2003       July 4,2004        June 29,2003
                                                -----------------------------------------------------------------------------

Net Sales                                        $      211,788        $     210,312       $   425,216    $     409,202

Cost of Goods Sold                                      189,450              185,602           380,483          363,148
                                                -----------------------------------------------------------------------------

Gross Income                                             22,338               24,710            44,733           46,054

Selling, General and Administrative Expenses             10,575                8,661            20,572           18,337

Special Charges                                             969                  591             1,491            1,621
                                                -----------------------------------------------------------------------------

Operating Income                                         10,794               15,458            22,670           26,096

Interest Expense                                         12,695               13,145            25,365           26,233

Bank Financing Fees                                       1,218                1,014             2,596            2,028

Loss from Early Extinguishment of Debt                    5,508                  -               5,508              -
                                                -----------------------------------------------------------------------------

Income (Loss) From Operations Before Income
   Taxes                                                 (8,627)               1,299          (10,799)          (2,165)

Provision (Benefit) for Income Taxes                     (1,934)               2,301           (1,608)           2,874
                                                -----------------------------------------------------------------------------

Net Loss Before Preferred Stock Dividends                (6,693)             (1,002)           (9,191)          (5,039)
                                                -----------------------------------------------------------------------------

Preferred Stock Dividends                                (3,760)             (3,400)           (7,584)          (6,646)
                                                -----------------------------------------------------------------------------

     Net Loss                                    $      (10,453)      $      (4,402)     $    (16,775)    $    (11,685)
                                                =============================================================================

                                            U.S. CAN CORPORATION

                                                 BALANCE SHEET

                                   AS OF JULY 4, 2004 AND DECEMBER 31, 2003

                                            (Dollars in Thousands)
                                                                           2004                   2003
                                                                  ----------------------- ----------------------
ASSETS

Current Assets                                                     $        228,232        $        221,096

Property, Plant and Equipment                                               230,294                 243,373

Noncurrent Assets                                                           110,745                 112,719
                                                                  ----------------------- ----------------------

Total Assets                                                       $        569,271        $        577,188
                                                                  ======================= ======================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                $        148,752        $        161,506

Long-Term Debt                                                              552,034                 535,767

Long-Term Liabilities                                                        78,371                  78,865

Preferred Stock                                                             154,538                 146,954

Stockholders' Equity                                                       (364,424)               (345,904)
                                                                  ----------------------- ----------------------

Total Liabilities and Stockholders' Equity                         $        569,271        $        577,188
                                                                  ======================= ======================